Exhibit 10.2

ROGERS CORPORATION
ANNUAL INCENTIVE COMPENSATION PLAN
SECOND AMENDMENT

Pursuant to the powers and procedures for amendment of the Rogers Corporation Annual Incentive Compensation Plan, as amended effective as of February 10, 2010 (the “Plan”), the Compensation and Organization Committee of the Board of Directors of Rogers Corporation (the “Committee”) hereby amends the Plan as follows, effective January 1, 2010:

1.	New Section 2.2 shall be added to the Plan and shall read as follows:

“2.2	Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing any other bonus or incentive compensation plans providing for the payment of bonuses or other forms of incentive compensation to employees (including Participants).”

2.	Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

“4.2.	Performance Weights by Participant group are as follows:
		Target Award
	Corporate	Division/Group
Position	Performance	Performance
Executive Officers[1]	40% - 100%	60% - 0%

Other Corporate Participants[2]	30%	70%

Other Division Participants	30%	70%

1Excluding the CEO

2 The 70% Division Performance portion for each Corporate Report will be determined by multiplying 70% of his or her Target Award by the result obtained by dividing all divisional profit related to Divisional Performance by the total divisional profit if every Division had achieved their 100% target for the year.

Notwithstanding anything to the contrary contained herein, the Committee may in its sole discretion vary performance weights for each executive officer between Corporate Performance and Division/Group Performance on a case-by-case basis as it deems appropriate.”
3.	Except as expressly amended by this Second Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the Committee has caused this Second Amendment to the Plan to be duly executed on this 16 day of February 2010.

ROGERS CORPORATION

By:	/s/ Pete Kaczmarek

Its:	Senior Vice President